EXHIBIT 23.2

Schlumberger Data and Consulting Services

1310 Commerce Drive

Park Ridge I

Pittsburgh, PA 15275-1011

Tel: 412-787-5403

Fax: 412-787-2906

March 15, 2004

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Schlumberger Data and Consulting Services hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the Company) for the year ended December 31, 2003. We hereby further consent to the use of information contained in our reports, as of December 31, 2003, 2002 and 2001, setting forth the estimates of revenues from the Company’s oil and gas reserves. We further consent to the incorporation by reference of the Form 10-K into the Company’s Registration Statement on Form S-8 (Registration No. 333-94387), the Company’s Registration Statement on Form S-3 (Registration No. 333-69496), the Company’s Registration Statement on Form S-3 (Registration No. 333-82180), the Company’s Registration Statement on Form S-3 (Registration No. 333-89204), the Company’s Registration Statement on Form S-8 (Registration No. 333-91526) and the Company’s Registration Statement on Form S-3 (Registration No. 333-92196).

/s/ Joseph H. Frantz, Jr.

Joseph H. Frantz, Jr., P.E.

Operations Manager Consulting Services

Eastern U.S.